Amendment Number 11
To The Canadian Pacific Railway Company Pension Plan
Consolidated as at January 1, 2009
House Keeping Amendments

AMENDMENT NUMBER 11
TO THE CANADIAN PACIFIC RAILWAY COMPANY PENSION PLAN
CONSOLIDATED AS AT JANUARY 1, 2009
HOUSE KEEPING AMENDMENTS

Effective January 1, 2013,
1.Delete paragraph 2.50 and replace it with the following:
2.50    Middle Manager/Executive
"Middle Manager/Executive" means an Employee who holds a permanent position in an eligible salary classification as determined by the Board.

2.After 4.03(b)(vi) add clause 4.03(b)(vii)
4.03    (b)    (vii)     A Management Employee who is a DB Member on May 31,2013 may, prior to June 1, 2013, elect to become a DC2 Member effective June 7, 2013.

3.Delete the first sentence of 5.01(a) and replace it with the following:
5.01    (a)     Every Member who is a Canadian Employee shall, in respect of each period of Pensionable Service after January 1, 2013, contribute to the Fund in accordance with the percentages set out in the table below:

4.Delete 5.01(f) and replace it with the following:
5.01    (f)    For the purposes of subparagraph 5.01(b), “Earnings” shall be modified, with respect to contributions required to be made at any time after July 31, 1991, to be:
(i)    In respect of contributions required to be made on or after January 1, 2002 and prior to January 1, 2013, that portion of the Member’s Earnings in excess of the Taxable Wage Base that does not exceed on an annual basis an amount equal to the product of fifty (50) and the Defined Benefit Limit for the year in which the contribution is to be made;
(ii)    In respect of contributions required to be made at any time on or after January 1, 2013, to be the portion of the Member’s Earnings in excess of the Taxable Wage Base that does not exceed, on an annual basis, an amount equal to the product of fifty (50) and the Pension Limit for the year in which the contribution is to be made; and
(iii)    In all other cases: the portion of the Member’s Earnings in excess of the Taxable Wage Base, that does not exceed on an annual basis an amount equal to the product of fifty (50) and the Defined Benefit Limit for the year in which the contribution is to be made, converted into American currency.

5.Delete the first paragraph of subparagraph 9.02(a) and replace it with the following:
9.02    (a)    Subject to subparagraphs (c) and (c.1) and clause 7.01(a)(iv), where a Member retires with the Company’s consent at an Early Retirement Date and has at least twenty-five (25) years of Pensionable Service, the sum of the Member’s age and Pensionable Service is at least eighty-five (85) years and the Member has attained the age of fifty-five (55) years, the Member is entitled to a pension equal in amount to
6.After subparagraph 9.02(c), add the following subparagraph 9.02(c.1)
9.02    (c.1)    For periods of Management Service, where a Member retires on or after December 31, 2022, the requirement in subparagraph (a) that the Member has attained age fifty-five (55) years is replaced with the requirement that the Member has attained age fifty-seven (57).
Effective June 1, 2013,
7.Delete the first sentence of 5.01(e)(ii) and replace it with the following:
5.01    (e)    (ii)    For the purposes of subparagraph 5.01(a), as such subparagraph refers to a period of Management Service, "Base Earnings" are limited to the product of fifty (50) and the Pension Limit for the year in which the contribution is to be made.

8.	Delete the two instances of "January 1, 2013" in subparagraph 8.08(c) and replace them with "June 1, 2013".
9.Delete all references to “CAW-TCA” and replace them with “Unifor”.